Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Neuberger Berman Advisers Management Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2010